UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2005

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28238	54-1521616
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

516 Herndon Parkway, Herndon, Virginia  20170
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 654-6000

21351 Ridgetop Circle, Suite 300, Dulles, Virginia  20166
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.

Other Events

On July 29, 2004, Guardian Technologies International, Inc. (the “Company”), filed a complaint in the Circuit Court for Montgomery County, Maryland, against Difference Engines Corporation (“DEC”), Mr. Walter Ludwig and Mr. Victor T. Hamilton arising from certain claims asserted by Mr. Thomas Bentsen against the Company in connection with the transfer of certain assets by DEC to the Company pursuant to an Asset Purchase Agreement, dated October 23, 2003 as amended (the “Asset Purchase Agreement”).  Effective December 17, 2004, the Company, DEC, and Messrs. Ludwig and Hamilton entered into a settlement agreement and release and subsequently filed a stipulation of dismissal in this case. The settlement agreement provided that the defendants are prohibited from distributing or disposing of the 587,000 shares of Company stock that DEC received pursuant to the Asset Purchase Agreement, unless, under certain specified conditions, the defendants shall pay any judgment or settlement arising from certain claims by others against the Company or the Company’s assets from the sale of such shares. For the purpose of paying such judgment or settlement, the Company agreed to release 58,700 of such shares from the two year lock up provision to which such shares are subject under the Asset Purchase Agreement to permit the resale of such shares. The defendants have agreed to indemnify the Company regarding such claims. The Company agreed to pay Mr. Ludwig $22,675.63 of payments otherwise unpaid under an agreement with Mr. Ludwig. The defendants executed a release in favor of the Company.

Subsequently, on or about January 17, 2005, the Company was served with an amended complaint in the case of Bentsen v. Difference Engines Corporation, Ludwig, Hamilton and Guardian Technologies, Inc., in the Circuit Court of Montgomery County, Maryland. This case was originally brought against DEC and Mr. Ludwig only on March 3, 2004. The amended complaint added the Company and Victor Hamilton as new defendants in the case. Mr. Bentsen alleged he was a former employee of DEC.  Originally, he had sued DEC and Mr. Ludwig, its president, for, among other things, breach of an alleged employment agreement between Mr. Bentsen and DEC. Mr. Bentsen alleged that, among other things, he developed certain technologies for DEC and was not paid for his services. Mr. Bentsen argued that because he was not paid for his services to develop those technologies, those technologies remain his property. Mr. Bentsen alleged that those technologies were sold by DEC to the Company pursuant to the Asset Purchase Agreement.  On February 23, 2005, a settlement and release agreement was entered into effective as of February 8, 2005, by and between Mr. Bentsen, DEC, Mr. Ludwig, Mr. Hamilton and the Company. In that agreement, the parties agreed to execute a stipulation of dismissal of the lawsuit with prejudice which will be held by a named escrow agent. In settlement, DEC has agreed to pay $90,000 (“settlement amount”) to the escrow agent for the benefit of Mr. Bentsen within 30 days from the latest date as of which the agreement was executed by all parties or an additional 15 days upon a showing of good cause. Upon payment of this sum, the agreement requires the escrow agent to file the stipulation of dismissal and pay the said sum to Mr. Bentsen. The agreement provides for certain releases by the parties that are effective upon filing of the stipulation and payment of the settlement amount.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
Date: February 28, 2005	By: /s/ Michael W. Trudnak Chief Executive Officer

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